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                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 8, 1997, except for Note 13, as to which the date is October 9, 1997, in the Second Amendment to the Registration Statement (Form SB-1) and the related Prospectus of Active Ankle Systems, Inc. for the registration of 100,000 shares of its common stock.

Louisville, Kentucky
October 22, 1997